SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement is made and entered into as of November 18, 2011, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and John Heffner ("Executive").

Recitals

A)	On January 31, 2011 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on one prior occasion.

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1         Salary.  For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $270,192 during each year of the Employment Term.  Said salary shall be payable in equal installments in conformity with Employer's normal payroll period.  Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2012, to provide as follows:

2.1         Salary.  For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $330,000 during each year of the Employment Term.  Said salary shall be payable in equal installments in conformity with Employer's normal payroll period.  Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	Section 3.1 of the Agreement which provides:

3.1	Term. The term of Executive’s employment hereunder shall commence on February 1, 2011 and shall continue until January 31, 2012 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 1, 2012, to provide as follows:

3.1	Term. The term of Executive’s employment hereunder shall commence on February 1, 2011 and shall continue until January 31, 2013 unless sooner terminated or extended as hereinafter provided.

3.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER
PRICESMART, INC.

John Heffner                                                                           By: ____________________

______________________                                                            Name: Jose Luis Laparte

Its: President